Exhibit 99.2

Date:	January 20, 2005
Contact:	Steve Wells, Los Alamos National Bank President, 505-662-5171

For Immediate Release

Title Guaranty and Insurance Company Announces Expansion of Operations into Santa Fe County

LOS ALAMOS, N.M., January 20, 2005 — Trinity Capital Corporation (“Trinity”), the holding company for Los Alamos National Bank (“LANB”) and Title Guaranty & Insurance Company (“Title Guaranty”), announced expansion of title insurance operations into Santa Fe County.

Title Guaranty will conduct its Santa Fe operations out of its office at 301 Griffin Street, in the Los Alamos National Bank Santa Fe downtown building.  The Santa Fe operations of Title Guaranty will be opened beginning February 1, 2005, with business hours of 8:00am to 5:00pm, Monday through Friday.

Title Guaranty has been serving the title insurance needs of Los Alamos County since 1963, and has been wholly owned by Trinity Capital Corporation since May 1, 2000.

This document contains, and future oral and written statements of Trinity and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Trinity. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Trinity’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Trinity undertakes no obligation to update any statement in light of new information or future events.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Trinity and its business, including additional factors that could materially affect Trinity’s financial results, is included in Trinity’s filings with the Securities and Exchange Commission.